UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 20, 2005

OUTBACK STEAKHOUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (813) 282-1225

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

A license agreement was amended effective September 20, 2005 by and among Outback Sports, LLC (“OS”), OS Suites, LTD. (“OS Suites”), OS Golf Marketing, LTD. (“OS Golf”), Horne Tipps Trophy Suites, Inc. (“HT”), Horne Tipps Paradise Golf, LTD. (“Paradise Golf”), Horne Tipps Holding Company (“Holding Company”), William E. Horne (“Horne”), James R. Tipps, Jr. (“Tipps”), Joseph L. Rousselle, Jr. (“Rousselle”) and Craig Gonzales (“Gonzales”). This agreement expires and terminates December 31, 2019.

Under the amended license agreement, OS grants to HT during the term of the agreement the exclusive right and license to utilize the trade names “Outback Sports,”“Trophy Suites” and “Paradise Golf” and tangible personal property consisting of portable luxury boxes, trailers and other equipment in HT’s business of leasing portable luxury boxes for hospitality and entertaining at sporting events and selling golf memberships. However, HT does not have the right to use the word “Outback” except as part of “Outback Sports” and may only use “Outback Sports” until September 1, 2007.

As consideration for the license, HT will pay OS license fees totaling $7,000,000. These fees will be paid in $500,000 increments on July 31 of each year from 2006 to 2019 inclusive.

Upon timely payment to OS of the total license fees of $7,000,000, HT has the option to purchase all right, title and interest of OS in and to the tangible personal property and the trade names, except for those that contain the word “Outback,” for the purchase price of $1,000.

A copy of the license agreement is attached as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits
Exhibit No.

10.1
License Agreement amended effective September 20, 2005 by and among Outback Sports, LLC, OS Suites, LTD., OS Golf Marketing, LTD., Horne Tipps Trophy Suites, Inc., Horne Tipps Paradise Golf, LTD., Horne Tipps Holding Company, William E. Horne, James R. Tipps, Jr., Joseph L. Rousselle, Jr. and Craig Gonzales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBACK STEAKHOUSE, INC.
(Registrant)

Date: September 23, 2005	By:	/s/ Joseph W. Hartnett
Joseph W. Hartnett
Vice President Corporate Accounting